UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of earliest event reported): September 30, 2009
MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)
(704) 815-7700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01 Entry into a Material Definitive Agreement; 2.02 Results of Operations and Financial Condition; Item 7.01 Regulation FD Disclosure
On October 1, 2009, MedCath Corporation (“MedCath”) announced the sale of Sun City Cardiac Center Associates (“Sun City”), a partnership owned 60% by MedCath Partners, LLC, a wholly owned subsidiary of MedCath Incorporated which is a wholly owned subsidiary of MedCath, and 40% by certain physician and other investors, to Banner Health, an Arizona nonprofit health system, effective September 30, 2009. A copy of the press release and the sales agreement are included as Exhibit 99.1 and 99.2, respectively.
MedCath is providing unaudited consolidated statements of income which reflect the results of operations of Sun City as a discontinued operation for the fiscal years ended September 30, 2008 and 2007, all quarters for the fiscal year ended September 30, 2008 and the first three quarters of fiscal 2009. The aforementioned unaudited consolidated statements of income are included as Exhibit 99.3.
The information set forth under Items 2.02 and 7.01 shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit
No.	Description

99.1	Press Release dated October 1, 2009

99.2	Asset Purchase Agreement by and among Sun City Cardiac Center Associates, Sun City Cardiac Center, Inc., MedCath Partners, LLC, MedCath Incorporated, and Banner Health

99.3	MedCath Corporation Consolidated Statements of Income (Presenting Sun City Cardiac Center Associates as a Discontinued Operation for Each Period Presented)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION
Date: October 1, 2009	By:	/s/ James A. Parker
James A. Parker
Executive Vice President and Chief Financial Officer